UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): September 24, 2008

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On October 10, 2008, Tucson Electric Power Company (TEP) brought back into service its 380-megawatt Springerville Generating Station Unit 1 (Unit 1) following a 16-day unplanned outage starting on September 24. The outage resulted from a mechanical problem with the turbine. The turbine was successfully replaced with an on-site spare.  The Unit 1 turbine is scheduled to be replaced in early 2009; a similar replacement of the Springerville Generating Station Unit 2 turbine was completed in 2007.

TEP estimates the outage cost at approximately $5 million, pretax. The cost includes the replacement power to meet TEP’s retail load, lost opportunity to sell energy into the wholesale market during the Unit 1 outage, and approximately $500,000 of operation and maintenance expense to repair the unit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: October 16, 2008	UNISOURCE ENERGY CORPORATION —————————————————— (Registrant) /s/ Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer
Date: October 16, 2008	TUCSON ELECTRIC POWER COMPANY —————————————————— (Registrant) /s/ Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer